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                                                                  Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of the Choctaw Resort Development Enterprise (the "Enterprise") of our report dated December 1, 2000, except for Note 11, as to which the date is December 29, 2000, and except as to the pooling of interests with the Dancing Rabbit, as to which the date is July 3, 2001, relating to the financial statements and supplementary financial statements of the Enterprise, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


Las Vegas, Nevada
August 23, 2001